Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 14,2008 (this “Amendment No. 1”), among NEW ENTERPRISE STONE & LIME CO., INC. (the “Borrower”), MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent (“M&T”), and the Lenders (as defined below).

WITNESSETH:

WHEREAS, the Borrower, the lenders from time to time parties thereto (the “Lenders”), Manufacturers and Traders Trust Company, individually, as a Lender, Co-Lead Arranger, the Issuing Bank, the Swing Lender and as the Agent and National City Bank, as a Lender, Co-Lead Arranger and Syndication Agent are parties to the Second Amended and Restated Credit Agreement, dated as of January 11,2008 (the “Original Credit Agreement”); and

WHEREAS, the Borrower and the Lenders have agreed to amend the Original Credit Agreement as more specifically set forth herein (the Original Credit Agreement, as amended by this Amendment No. 1, and as the same may be further amended, restated, modified and/or supplemented from time to time, being referred to as the “Credit Agreement”);

NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.             DEFINITIONS.  Except as otherwise defined in this Amendment No. 1, initially capitalized terms shall have the respective meanings assigned to such terms in the Original Credit Agreement.

2.             AMENDMENTS.  Upon satisfaction of the conditions set forth in Article 4 below, effective as of the date first above written, the Original Credit Agreement shall be amended as follows:

a.             Subsection 1.7.4 (Certain Asset Dispositions) is amended by adding a reference to paragraph (j) of Subsection 7.7.2 in the parenthetical phrase set forth in the second through fourth lines thereof.

b.             Subsection 5.1.1 (Delivery of Monthly Financial Statements) is amended and restated as follows:

“5.1.1 Delivery of Monthly Financial Statements.  As soon as practicable and in any event within forty-five (45) days after the close of each Accounting Month, the Borrower shall deliver to the Agent a management-prepared balance sheet, statement of income and statement of cash flows of the Borrower and its Subsidiaries on a Consolidated basis at the end of and for (a) the period commencing at the end of the previous fiscal year and ending with the end of such Accounting Month and (b) the period commencing at the end of the previous Accounting Month and ending with the end of the Accounting Month then ending, setting forth in comparative form the corresponding figures for the appropriate periods of the preceding fiscal year as permitted by the integration of Stabler and its subsidiaries.  Together with the financial statements delivered pursuant to this Subsection 5.1.1, the Borrower shall deliver a narrative explaining the variances to the prior year period or if the prior year comparison is not available then a narrative summarizing the Borrower’s performance for the Accounting Month.”

c.             Section 6.3 (Total Leverage Ratio) is amended by (i) replacing the heading “Total Leverage Ratio” with the heading “Leverage Ratios”, (ii) inserting the phrase “6.3.1 Total Leverage Ratio” in front of the existing text in that Subsection and (iii) inserting the following language as a new Subsection 6.3.2:

“6.3.2 EBITDA Leverage Ratio.  As at the end of each fiscal quarter specified below, the Borrower and its Subsidiaries, on a Consolidated basis, shall maintain an EBITDA Leverage Ratio of no more than the ratio specified below for such fiscal quarter:

Fiscal Quarters Ending.	EBITDA Leverage Ratio

Closing Date through 11/30/08	5.45:1.00

12/1/08 through 11/30/09	5.10:1.00

12/1/09 through 11/30/10	4.30:1.00

12/1/10 through 11/30/12	3.80:1.00

12/1/12 and thereafter	3.75:1.00

This covenant shall be tested as at the end of each fiscal quarter.

d.             Clauses (e) and (i) of Subsection 7.7.2 (Sales and Other Dispositions) are amended by deleting the proviso set forth at the end of each clause.

e.             Subsection 7.7.2 (Sales and Other Dispositions) is amended by adding the following language after clause (i) of that Subsection:

“(j)          transfers by the Borrower or any of its Subsidiaries of parcels of real property contained within any Material Real Property so long as (i) such parcel(s) are not material to the business of the Borrower or any of its Subsidiaries as to be determined in the sole discretion of the Agent, (ii) the loss in value of any Material Real Property containing such parcel(s) to be disposed of pursuant to this clause is not so great as to cause it to no longer be Material Real Property as defined herein, and (iii) the fair market value of all of the parcels of real property so disposed of pursuant to this clause (j) less the fair market value of any parcels added to the Material Real Property as a result of any exchange or swap of parcels disposed of pursuant to this clause (j) does not exceed $7,500,000 during the term of this Agreement.”

f.              Section 9.1 (Defined Terms) is amended by adding the following definitions, each in their correct alphabetical location:

“EBITDA: for any Person for any period, the Net Income of such Person for such period plus the sum of the following (to the extent deducted in the computation of such Net Income and without duplication): (a) depreciation expense and cost depletion; (b) amortization expense; (c) Interest Expense; and (d) Borrower Taxes (but, if there is a net tax benefit, such tax benefit shall be deducted from Net Income in calculating EBITDA).

“EBITDA Leverage Ratio: as of the end of any fiscal quarter, the ratio of (a) the sum of (i) Average Indebtedness minus (ii) the Actual Value of any and all Operating Leases respecting property, plant and equipment minus (iii) obligations under Synthetic Leases, in each case for the four fiscal quarter period then ending to (b) EBITDA for such four fiscal quarter period.”

g.             Exhibit K (Form of Officer’s Compliance Certificate) is amended and restated in the form attached to this Amendment No. 1 as Exhibit A.

3.             REPRESENTATIONS AND WARRANTIES.  In order to induce the Lenders, the Issuing Bank, the Swing Lender and the Agent to agree to amend the Original Credit Agreement in the manner set forth herein, the Borrower makes the following representations and warranties, which shall survive the execution and delivery of this Amendment No. 1:

(1)           As of the date hereof and after giving effect to the amendments contained herein, no Default or Event of Default has occurred and is continuing or would exist immediately after giving effect to the amendments contained herein;

(2)           Each of the representations and warranties of the Borrower and the other Loan Parties made in the Loan Documents is true and correct in all respects (or in all material respects if any such representation or warranty is not by its terms already qualified as to materiality) both before and after giving effect to the amendments contemplated hereby as though each such representation and warranty were made at and as of the date hereof unless relating solely to an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date (or in all material respects as of such earlier date if any such representation or warranty is not by its terms qualified as to materiality);

(3)           The execution, delivery and performance of this Amendment No. 1 has been duly authorized by all requisite corporate action on the part of Borrower; and

(4)           No consent or approval of any third party, including, without limitation, any governmental agency or authority is necessary in connection with the execution, delivery and/or performance of this Amendment No. 1 and/or the enforceability hereof.  Upon execution by the parties set forth on the signature lines below, this Amendment No. 1 will constitute the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with the terms hereof.

4.             EFFECTIVENESS.  The amendments to the Original Credit Agreement set forth in Article 2 above shall become effective, as of the date hereof, immediately upon the last to occur of the following:

(1)           The Majority Lenders shall have consented to this Amendment No. 1;

(2)           The Agent and Borrower shall have duly executed this Amendment No. 1;

(3)           An Amended and Restated Intercreditor Agreement, in substantially the form delivered to the Lenders, shall have been executed and delivered by the parties thereto; and

(4)           The Agent and Lenders shall have received such other information as they shall reasonably request.

5.             MISCELLANEOUS.

a.             Counterparts.  This Amendment No. 1 may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.  A photocopied or facsimile signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.

b.             Ratification.  Except as set forth in Article 2 of this Amendment No. 1, no amendment or modification to the Credit Agreement is intended hereby.  The Original Credit Agreement, as amended by this Amendment No. 1, and the other Loan Documents (and/or in connection with this Amendment No. 1) are, and shall continue to be, in full force and effect.  Each of the parties hereto hereby confirms, approves and ratifies in all respects the Original Credit Agreement, as amended by this Amendment No. 1, and each of the parties hereto and each of the Guarantors hereby confirms and ratifies in all respects all of the other agreements, documents and instruments to which such Person is a party and delivered in connection with the Original Credit Agreement (and/or in connection with this Amendment No. 1). Without limiting the generality of the foregoing, the Borrower and the Guarantors, hereby confirm that the pledges and the security interest granted pursuant to the Loan Documents continue to secure all of the Secured Obligations under and ratifies (i) the Original Credit Agreement as amended hereby and (ii) the other Loan Documents.

c.             Payment of Expenses.  Without limiting other payment obligations of the Borrower set forth in the Credit Agreement, the Borrower agrees to pay all reasonable costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment No. 1 and any other documents, agreements and/or instruments which may be delivered in connection herewith, including, without limitation, the reasonable fees and expenses of Agent’s counsel, Drinker Biddle & Reath LLP.

d.             Governing Law.  This Amendment No. 1 shall be construed in accordance with, and governed by, the internal laws of the Commonwealth of Pennsylvania, without regard to the choice of law principles of such state.

e.             References.  From and after the effective date of this Amendment No. 1, each reference in the Credit Agreement to “this Agreement”, “hereof, “hereunder” or words of like import, and all references to the Credit Agreement in any and all agreements, instruments, certificates and other documents, shall be deemed to mean the Credit Agreement as modified and amended by this Amendment No. 1 and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be duly executed by their respective, duly authorized officers as of the date first above written.

/s/ Paul I. Detwiler, III
Name:	Paul I. Detwiler, III
Title:	Executive Vice President, Chief Financial Officer and Secretary

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement New Enterprise Stone & Lime Co., Inc.]

MANUFACTURERS AND TRADERS
TRUST COMPANY, as Agent and Lender

By:	/s/ Stephen A. Foreman
Name:
Title:

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement New Enterprise Stone & Lime Co., Inc.]

Acknowledged and agreed to by:

Guarantors:

MARTIN LIMESTONE, INC.
STAR CARRIERS, INC.
ABC PAVING CO., INC.
E.R.S.C., INC.
GATEWAY TRADE CENTER INC.
BUFFALO CRUSHED STONE INC.

By:	/s/ Paul I. Detwiler, III
	Name:	Paul I. Detwiler, III
	Title:	Vice President and Assistant Secretary,
on behalf of each of the foregoing

NEW ENTERPRISE TRANSPORTATION, INC.

By:	/s/ Paul I. Detwiler, III
	Name:	Paul I. Detwiler, III
	Title:	Vice President and Secretary

VALLEY QUARRIES, INC.

By:	/s/ Paul I. Detwiler, III
	Name:	Paul I. Detwiler, III
	Title:	President and Assistant Secretary

BLAIR BEDFORD PAVING COMPANY, INC.

By:	/s/ Paul I. Detwiler, III
	Name:	Paul I. Detwiler, III
	Title:	Secretary and Treasurer

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement New Enterprise Stone & Lime Co., Inc.]

NESL BUFFALO HOLDINGS, INC.
2544 CLINTON, INC.

By:	/s/ Paul I. Detwiler, III
	Name:	Paul I. Detwiler, III
	Title:	Vice President, Secretary and Treasurer

STABLER COMPANIES INC.

By:	/s/ Paul I. Detwiler, III
	Name:	Paul I. Detwiler, III
	Title:	Vice President and Secretary

PROTECTION SERVICES INC.
SCI PRODUCTS INC.
WORK AREA PROTECTION CORP.
EASTERN INDUSTRIES, INC.
STABLER DEVELOPMENT COMPANY
ELCO-HAUSMAN CONSTRUCTION CORPORATION
EII TRANSPORT INC.
PRECISION SOLAR CONTROLS INC.
ASTI TRANSPORTATION SYSTEMS, INC.

By:	/s/ Paul I. Detwiler, III
	Name:	Paul I. Detwiler, III
	Title:	Vice President and Assistant Secretary

[Signature Page to Amendment No. 1 to Second Amended and Restated Credit Agreement New Enterprise Stone & Lime Co., Inc.]

EXHIBIT A

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

EXHIBIT K

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

Reference is made to the Second Amended and Restated Credit Agreement dated as of January 11, 2008 (as amended, modified or supplemented through the date hereof, the “Credit Agreement”), by and among MANUFACTURERS AND TRADERS TRUST COMPANY, as Agent, Co-Lead Arranger, Issuing Bank, Swing Lender and a Lender, NATIONAL CITY BANK, as Co-Lead Arranger, Syndication Agent and a Lender, and the other Lenders referred to therein, and NEW ENTERPRISE STONE & LIME CO., INC. (the “Borrower”).  Terms are used herein as defined in the Credit Agreement.

This Certificate is delivered by the Borrower in respect of the fiscal [year] [quarter] of the Borrower ending on                                      , 20       (the “Reference Date”).  In accordance with the terms of Subsection 5.1.4 of the Credit Agreement, the undersigned, the [Chief Executive Officer] [Chief Financial Officer] of the Borrower, does hereby certify to the Agent as follows:

1.             As at the date hereof, [there exists no Event of Default or Default.] [there [exists/existed] the [Event[s] of Default] [and] [Default[s]] specified on Schedule A annexed hereto for the periods specified thereon, and with respect to which the Borrower [proposes to take] [and] [has taken] the action[s] set forth thereon.]

2.             As of the end of the [quarter] [fiscal year] to which this Certificate relates, the assets of Rock Solid Insurance constitute less than 5% of the assets of the Borrower and its Subsidiaries and the EBITDA of Rock Solid Insurance constitutes less than 5% of the EBITDA of the Borrower and its Subsidiaries, in each case, based upon the Consolidated financial statements of the Borrower most recently delivered pursuant to the Credit Agreement. [The calculations set forth below include the results of Rock Solid Insurance at and as of the date of such Consolidated financial statements.](1) [The calculations set forth below exclude the results of Rock Solid Insurance at and as of the date of such Consolidated financial statements.  A reconciliation showing the effect of including Rock Solid Insurance in such calculations is set forth on Annex 2 hereto.](2)

3.             The Borrower is in compliance with the financial covenants set forth in Article 6 of the Credit Agreement, as tested in accordance with Section 6.6 of the Credit Agreement, as more fully set forth below and on Annex 1 hereto.

(1)   Include if the assets and EBITDA of Rock Solid Insurance are each less than 5% of the assets or EBITDA of the Borrower based on the most recently delivered Consolidated financial statements.

(2)  Include if either the assets or EBITDA of Rock Solid Insurance is greater than 5% of the assets or EBITDA of the Borrower based on the most recently delivered Consolidated financial statements.

	Actual	Required

Net Worth (Section 6.1)

(Tested as at the end of each fiscal year) Actual Net Worth:

Total assets

Minus

Total liabilities

Net Worth amount

Required Net Worth:

85% of Closing Date Net Worth(3)

50% of Cumulative Net Income

90% of Net Proceeds of issuance of or, exercise or conversion into equity securities

Required Net Worth amount	at least

	Actual	Required

Fixed Charge Coverage Ratio (Section 6.2)
(Tested as at the end of each fiscal quarter)

EBITDAR

minus the lesser of (i) Non Financed Capital
Expenditures for the four fiscal quarters then
ending and (ii) Maximum Capital Expenditures
at date of determination,

minus

Borrower Taxes paid in cash

Fixed Charges for the four fiscal quarters
then ending

Ratio			at least

(3)  Defined as Net Worth on February 28, 2007.

Total Leverage Ratio (Section 6.3.1)
(Tested as at the end of each fiscal quarter)
Average Indebtedness for the four fiscal
quarters then ending

EBITDAR for the four fiscal quarters
then ending

Ratio		no more than

EBITDA Leverage Ratio (Section 6.3.2)
(Tested as at the end of each fiscal quarter)
Average Indebtedness

minus

Actual Value of Operating Leases

minus

Obligations under Synthetic Leases
for the four fiscal quarters then ending

EBITDA for such four fiscal quarter
period then ending

Ratio	no more than

Capital Expenditures (Section 6.4)
(Tested as at the end of each fiscal year)
Expenditures for fixed or capital assets

Expenditures in respect of Synthetic Leases

Capital Expenditure amount		no more than plus, if applicable, permitted carry over amount

Operating Lease Expense (Section 6.5)
(Tested as at the end of each fiscal quarter)
Operating Lease Expense amount for
the four fiscal quarters then ending		No more than $7,500,000

Annexed hereto as Annex 1 are calculations supporting the figures reported above.

4.             The aggregate amount of Investments by the Borrower or any of its direct or indirect wholly-owned Subsidiaries in Rock Solid Insurance as of the date hereof is $

             .  Such amount does not exceed the amount permitted under paragraph (j) of Section 7.3 of the Credit Agreement.

5.             The aggregate sale price of equipment which was obsolete or no longer used or useful in the business of the Borrower or any of its Subsidiaries and was sold or disposed of by the Borrower or any of its Subsidiaries equals $                     in the aggregate for the fiscal quarter most recently ended, and $                       in the aggregate for the current fiscal year.  The aggregate amount for the current fiscal year does not exceed the amount permitted under paragraph (d) of Subsection 7.7.2 of the Credit Agreement.

6.             The fair market value of any property of the Borrower or any of its Subsidiaries (other than Material Real Property) transferred in like-kind exchanges pursuant to Section 1031 of the Code equals $                    in the aggregate for the fiscal quarter most recently ended, and $                      in the aggregate for the current fiscal year.  The aggregate amount for the current fiscal year does not exceed the amount permitted under paragraph (e) of Subsection 7.7.2 of the Credit Agreement.

7.             The aggregate sale price of assets of the Borrower or any of its Subsidiaries sold or disposed of not in the ordinary course of business equals $                       in the aggregate for the fiscal quarter most recently ended, and $                        in the aggregate for the current fiscal year.  The aggregate amount for the current fiscal year does not exceed the amount permitted under paragraph (f) of Subsection 7.7.2 of the Credit Agreement.

8.             The aggregate sale price of equipment of the Borrower or any of its Subsidiaries transferred in connection with sale-leaseback transactions equals $                     in the aggregate for the fiscal quarter most recently ended, and $                    in the aggregate during the term of the Credit Agreement.  All equipment subject to such sale-leaseback transactions has an invoice date within one year of the date of such transfer.  The aggregate amount during the term of the Credit Agreement does not exceed the amount permitted under paragraph (h) of Subsection 7.7.2 of the Credit Agreement.

9.             The fair market value of any real property of the Borrower or any of its Subsidiaries (other than Material Real Property) sold or disposed of equals $                     in the aggregate for the fiscal quarter most recently ended, and $                     in the aggregate for the current fiscal year.  The aggregate amount for the current fiscal year does not exceed the amount permitted under paragraph (i) of Subsection 7.7.2 of the Credit Agreement.

10.           The fair market value of all of the parcels of real property disposed of pursuant to paragraph (j) of Subsection 7.7.2 less the fair market value of any parcels added to the Material Real Property as a result of any exchange or swap of parcels disposed of equals $                       in the aggregate for the fiscal quarter most recently ended, and $                      in the aggregate during the term of the Credit Agreement.  The aggregate amount during the term of the Credit Agreement does not exceed the amount permitted under paragraph (j) of Subsection 7.7.2 of the Credit Agreement

[Signature Page Follows].

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                                          , 20     .

NEW ENTERPRISE STONE & LIME CO., INC.

By:
Name:	Paul I. Detwiler, III
Title:	Executive Vice President, Chief Financial
Officer and Secretary

[Signature Page to the Officer’s Compliance Certificate (first lien)]